                                                                     EXHIBIT 3.1

               AMENDED AND RESTATATED CERTIFICATE OF INCORPORATION
                                       OF
                               FRANKLIN BANK CORP.

         Franklin Bank Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is Franklin Bank Corp. Franklin Bank Corp. was originally incorporated under the name BK2 Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 10, 2001.

         2. Pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

         3. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the DGCL by the stockholders of the Corporation acting pursuant to a written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

         4. The text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE 1.
                                      NAME

         The name of the corporation is Franklin Bank Corp. (the "Corporation").

                                   ARTICLE 2.
                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is 2311 Centerville Road, Ste. 400, in the City of Wilmington, County of New Castle, Zip Code 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                   ARTICLE 3.
                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE 4.
                                 CAPITALIZATION

         The total number of shares of capital stock which the Corporation shall have authority to issue is 40,000,000 shares of capital stock, consisting of 35,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). All Common Stock designated as "Class A Common Stock" shall be designated as "Common Stock" as of the effective time of this Amended and Restated Certificate of Incorporation. For the avoidance of doubt, no change to the terms of such Class A Common Stock is effected hereby.

         Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation, and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions and to file any such resolution or resolutions as a certificate of designations with the Secretary of State of the State of Delaware in the manner permitted or required by law.

         Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

         Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of the State of Delaware.

                                   ARTICLE 5.
                               BOARD OF DIRECTORS

         SECTION 1. NUMBER. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 2. CLASSES. Except as otherwise provided pursuant to the terms of any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class
III. Such classes shall be as nearly equal in number as practicable and any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one. The initial Class I, Class II and Class III directors shall be set forth in a resolution adopted by the affirmative vote of at least two-thirds of the Board of Directors of the Corporation.

         SECTION 3. TERMS. Except as otherwise provided pursuant to the terms of any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending at the annual meeting of stockholders in 2004, each initial director in Class II shall serve for a term ending at the annual meeting of stockholders in 2005, and each initial director in Class III shall serve for a term ending at the annual meeting of stockholders in 2006.

         SECTION 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of

Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal.

         SECTION 5. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, any director may be removed from office only for cause and only by the affirmative vote of the holders of record of outstanding shares representing at least two-thirds of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         SECTION 6. ELECTIONS. Unless and except to the extent provided in the bylaws of the Corporation, the election of directors of the Corporation need not be by written ballot.

         SECTION 7. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal any provision of, or to adopt any provision inconsistent with, this
Article 5.

                                   ARTICLE 6.
                        LIMITATION OF DIRECTOR LIABILITY

         To the fullest extent that the General Corporation Law of the State of Delaware or any other law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article 6 shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

                                   ARTICLE 7.
                    ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, unless effected by the unanimous written consent, setting forth the action to be taken, of all holders of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, provided however that prior the consummation of an initial public offering of Common Stock, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal any provision of, or to adopt any provision inconsistent with, this Article 7.

                                    ARTICLE 8
                   INDEMNIFICATION; AVAILABILITY OF INSURANCE

         SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation (or any subsidiary or any predecessor of the Corporation or any subsidiary) or is or was serving at the request of the Corporation (or any subsidiary or any predecessor of the Corporation or any subsidiary) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including without limtiation any service with respect to employee benefit plans maintained or sponsored by the Corporation (or any predecessor), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article 8, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Article 8 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this bylaw or otherwise.

         SECTION 2. CLAIMS. To obtain indemnification under this Article 8, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (a) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (b) if no request is made by the claimant for a determination by Independent Counsel, (i) by the board of directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the board of directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change of Control" as defined below, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the board of directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

         If a claim for indemnification under this Article 8 is not paid in full by the Corporation within thirty days after a written claim pursuant to the preceding paragraph of this Section 2 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its board of directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         If a determination shall have been made pursuant to this Section 2 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to the preceding paragraph of this Section 2. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to the second paragraph of this Section 2 that the procedures and presumptions of this Article 8 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article 8. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article 8 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

         SECTION 3. CONSTRUCTION. If any provision or provisions of this Article 8 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article 8 (including, without limitation, each portion of any paragraph of this Article 8 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article 8 (including, without limitation, each such portion of any paragraph of this Article 8 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         SECTION 4. INDEMNIFICATION OF OTHERS. The Corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 4, an "employee" or "agent" of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a Corporation which was a predecessor Corporation of the Corporation or of another enterprise at the request of such predecessor Corporation.

         SECTION 5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

         SECTION 6. MISCELLANEOUS.

         For purposes of this Article 8:

         "Change of Control" shall have the meaning set forth in the Corporation's 2003 Long-Term Incentive Plan as in effect at the effective time of this Amended and Restated Certificate of Incorporation.

         "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

         "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article 8.

         Any notice, request or other communication required or permitted to be given to the Corporation under this bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the secretary of the Corporation and shall be effective only upon receipt by the secretary.

         Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal any provision of, or to adopt any provision inconsistent with, this Article 8.

                                   ARTICLE 9.
                            MEETINGS OF STOCKHOLDERS

         SECTION 1. RIGHT TO CALL SPECIAL MEETINGS. Subject to the rights of the holders of any series of Preferred Stock, special meetings of Stockholders may be called only by (a) the Chairman of the Board of Directors or the President or
(b) by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. No business other than that stated in the Corporation's notice of meeting shall be transacted at any special meeting.

         SECTION 2. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES; STOCKHOLDER PROPOSAL OF BUSINESS. Advance notice of stockholder nominations for the election of directors and of the proposal of business by stockholders shall be given in the manner provided in the bylaws of the Corporation, as amended and in effect from time to time.

         SECTION 3. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal any provision of, or to adopt any provision inconsistent with, this
Article 9.

                                   ARTICLE 10.
                     AMENDMENTS TO THE AMENDED AND RESTATED
                 CERTIFICATE OF INCORPORATION; AMENDMENTS TO THE
                            BYLAWS OF THE CORPORATION

         SECTION 1. AMENDMENTS TO THE CERTIFICATE. The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereinafter prescribed by statute, and, except as set forth in Articles 6 and 7, all rights, preferences and privileges conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal any provision of, or to adopt any provision inconsistent with, Article 5, Article 6,
Article 7 or Article 8 of this Amended and Restated Certificate of Incorporation or this Article 10.

         SECTION 2. AMENDMENTS TO THE BYLAWS. The bylaws of the Corporation may be altered or repealed and new bylaws may be adopted (1) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that any proposed alteration or repeal of, or the adoption of any bylaw inconsistent with, Sections 1.3, 1.10, 1.11 or 1.12 of
Article II, Sections 2.2, 2.3, 2.4 or 2.10 of Article III or Article VII of the bylaws by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new bylaw or bylaws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Anthony J. Nocella as President and Chief Executive Officer of the Corporation this _____ day of __________, 2003.

                                       FRANKLIN BANK CORP.

                                       By: _____________________________________
                                           Anthony J. Nocella
                                           President and Chief Executive Officer

                                       11